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                                                                       EXHIBIT 1



[ST PAUL BANCORP INC. LOGO]                               Holding Company For
 6700 West North Avenue                                   ST. PAUL FEDERAL BANK
 Chicago, Illinois 60707
 (773) 622-5000


                                              N E W S
                                              FOR IMMEDIATE RELEASE
                                              March 16, 1998


                                              Contact:  Zoreen Baksh-Gill
                                                        (773) 804-2283



                ST. PAUL BANCORP'S ANNUAL MEETING SET FOR MAY 6

     CHICAGO, March 16, 1998 -- St. Paul Bancorp, Inc. (NASDAQ: SPBC), today announced that its annual meeting of stockholders will be held at 10 a.m., Wednesday, May 6, 1998 at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, IL. The record date for the meeting will be March 17, 1998.

     In accordance with the company's by-laws, stockholders who wish to present business at the annual meeting or to nominate directors are required to give notice to the company and provide information as specified in the by-laws no later than April 6, 1998.

     St. Paul Bancorp is the parent of St. Paul Federal Bank For Savings, the
largest independent savings institution in Illinois.   St. Paul Federal
operates 53 branches throughout metropolitan Chicago. The company also provides discount brokerage, insurance, annuity, real estate development and brokerage services through other subsidiaries. St. Paul stock is listed on the Nasdaq Market System under the symbol SPBC.

     TO RECEIVE THIS NEWS RELEASE AND OTHER INFORMATION ON ST. PAUL BANCORP VIA FAX OR MAIL, USE YOUR TOUCH-TONE PHONE TO CALL THE COMPANY'S NEWS HOTLINE AT
(773) 889-SPBC (7722). ADDITIONAL INFORMATION IS AVAILABLE ON THE INTERNET AT HTTP://WWW.STPAULBANK.COM.

     STOCKHOLDERS MAY DIAL (800) 730-4001 TOLL-FREE TO INQUIRE ABOUT STOCKHOLDER RECORDS, STOCK TRANSFERS, OWNERSHIP CHANGES, ADDRESS CHANGES, DIVIDEND PAYMENTS OR THE DIVIDEND REINVESTMENT PLAN. OR WRITE TO BANKBOSTON, P.O. BOX 8040, BOSTON, MA 02266-8040.


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